EXHIBIT 13(a)(i)

12/31/96
SIERRA - II
STANDARDIZED AVERAGE ANNUAL TOTAL RETURNS                         AAT
AND NON-STANDARDIZED TOTAL RETURNS                                RETURN
Fees based on ave $40,000 account             1 YEAR              SINCE
USING HYPOTHETICAL UNIT VALUES                AATR                INCEPTION
                                                                      05/10/93

GLOBAL MONEY FUND                                                     12/31/96
                                                     365                  1331
INITIAL INVESTMENT                              1,000.00              1,000.00
BEG OF PERIOD UV                                1.070943              1.000000
# OF UNITS PURCHASED                          933.756512          1,000.000000
END OF PERIOD UV                                1.108584              1.108584
END OF PERIOD VALUE                             1,035.15              1,108.58
SURRENDER CHARGE PERCENTAGE                         7.0%                  5.0%
FREE 10% WITHDRAWAL                                 0.00                100.00
LESS SURRENDER CHARGES                             70.00                 45.00
LESS ANNUAL FEE ($)                                $0.91                 $3.71

REDEEMABLE VALUE (after fees & CDSC)              964.24              1,059.87

PERCENT RETURN                                    -3.58%                 1.61%
PERCENT RETURN -  NO FEES & NOT SURRENDERED        3.51%                 2.87%